Exhibit 99.1

Curtiss-Wright Hosts Virtual Investor Day and Provides New Long-Term Strategy and Financial Guidance

Company Outlines New Strategy to Drive Long-Term Profitable Growth; Introduces 2023 Financial Targets including 5-10% Revenue CAGR and Minimum 10% EPS CAGR

DAVIDSON, N.C.--(BUSINESS WIRE)--May 26, 2021--Curtiss-Wright Corporation (NYSE: CW) today announced that it will host its virtual Investor Day beginning at 8:30 a.m. Eastern Time.

Lynn M. Bamford, President and Chief Executive Officer, K. Christopher Farkas, Vice President and Chief Financial Officer, and Kevin M. Rayment, Vice President and Chief Operating Officer, along with other senior executives, will provide an in-depth review of the Company’s business drivers and new strategy to deliver long-term profitable growth, including an intensified focus on innovation, collaboration, strategic investments, and capital allocation, while also introducing its new long-term financial targets.

“Curtiss-Wright enjoys a strong track record of operational excellence and financial discipline, which continue to play a key role in driving robust free cash flow generation,” said Lynn M. Bamford, President and CEO of Curtiss-Wright Corporation. “Leveraging that strong base, our new Pivot to Growth strategy is led by a renewed focus on top-line acceleration, through both organic and inorganic sales growth. This strategy is built upon our new operational growth platform and continued disciplined M&A, while maintaining our focus on top-quartile performance. We are confident in our ability to achieve our new 3-year financial targets and unlock significant value for all of our stakeholders.”

Introducing 3-Year Financial Targets (from Base Year 2020):

  Total Revenue CAGR of 5-10%
  Operating Income Growth > Revenue Growth
  Top Quartile Margin Performance (relative to CW’s proxy peer group)
  Adjusted EPS CAGR of at least 10%
  Free Cash Flow Conversion above 110%

Event Webcast Details:
A live webcast of the presentations, including one question and answer session at the conclusion of the prepared remarks, will begin at 8:30 a.m. EDT and conclude at approximately 11:30 a.m. EDT. The presentations and webcast can be accessed through the Investor Relations section of Curtiss-Wright’s website at investors.curtisswright.com. Registration for the live event is required and can be completed on the Investor Day 2021 Registration Site. An archived replay of the webcast and slides shown during the presentations will be available following the completion of the event for one year.

About Curtiss-Wright Corporation
Curtiss-Wright Corporation (NYSE:CW) is a global innovative company that delivers highly engineered, critical function products and services to the Aerospace and Defense markets, and to the Commercial markets including Power, Process and General Industrial. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing reliable solutions through trusted customer relationships. The company employs approximately 8,200 people worldwide. For more information, visit www.curtisswright.com.

The statements in this press release, including statements about future revenue growth, financial and margin performance, operating income growth, earnings per share growth, the successful integration of the Company’s acquisitions, and future cash flow from operations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; the impact of a global pandemic or national epidemic, the inability to locate and purchase acquisitions that meet our internal financial and strategic criteria, and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
jim.ryan@curtisswright.com